Exhibit 99.1

For Immediate Release

Endo and BioDelivery Sciences Provide Update on BEMA Buprenorphine

Phase III Development Program

MALVERN, Pa. and RALEIGH, N.C. , Sept. 4, 2013 – Endo Pharmaceuticals Inc., a subsidiary of Endo Health Solutions Inc. (Nasdaq: ENDP), and BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced today that the companies have completed interim analyses of both the opioid naïve and opioid experienced Phase III trials for BEMA Buprenorphine.

The interim analyses were conducted as part of the Phase III protocol to allow for adjustments to the sample size in order to maintain appropriate study power to detect statistically significant differences between BEMA Buprenorphine and placebo. The analyses were conducted by an independent biostatistician.

Endo and BDSI view the outcomes of the interim analyses as encouraging. As a result of the interim analyses, it was determined that no sample size adjustment will be necessary to the opioid naïve study. Additional patients will be added to the ongoing opioid experienced trial to maintain appropriate power to allow for the detection of a statistically significant difference between BEMA Buprenorphine and placebo based on the primary efficacy endpoint.

“We are encouraged by the outcomes of the interim analyses which were conducted to determine if the original sample size assumptions were appropriate and to allow for adjustments to the study sample size to preserve appropriate study power,” stated Dr. Ivan Gergel, executive vice president of research & development at Endo. “As a leader in the treatment of chronic pain we are excited about the potential for BEMA Buprenorphine as one of our lead development programs for our branded pharmaceuticals business.”

“The outcomes of the interim analyses are significant because they utilized actual study data to confirm or adjust sample sizes, and importantly, maintain probability of a successful outcome,” said Dr. Mark A. Sirgo, President and CEO of BDSI. “Data from the opioid naïve study appear consistent with our original assumptions and no additional patients are required. This study has completed patient enrollment, and we continue to anticipate the study results early next year. We expect that the additional patients required for the opioid experienced trial will result in a slight adjustment to the timing for the completion of that study to mid 2014. While no major impact is anticipated for the timing of the NDA submission, which was scheduled for the second half of 2014, more definitive timing will be provided when patient enrollment is completed.”

About Endo

Endo Health Solutions Inc. (Endo) is a U.S.-based specialty healthcare company with four distinct business segments that are focused on branded and generic pharmaceuticals, devices and services, each providing quality products to our customers while improving the lives of patients. Through our operating companies – AMS, Endo Pharmaceuticals, HealthTronics and Qualitest – Endo is dedicated to finding solutions for the unmet needs of patients. Learn more at www.endo.com.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and addiction.

For more information visit www.bdsi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future operating and financial results and could cause our actual results (including, without limitation, the timing for and results of the Phase 3 trials for BEMA Buprenorphine) to differ materially from those expressed in forward-looking statements contained in this press release or in the Annual Report on Form 10-K or other SEC filings of either Endo or BDSI. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. Neither Endo nor BDSI assumes any no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT

Endo Health Solutions, Inc.
Investors/Media:	Investors:	Media:
Blaine Davis	Jonathan Neely	Brian O’Donnell
(484) 216-7158	(484) 216-6645	(484) 216-6726

BioDelivery Sciences International
Al Medwar	Tricia Truehart
VP, Marketing and Corporate Development	Senior Associate, The Trout Group
(919) 582-9050	(646) 378-2953

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